SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              POORE BROTHERS, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1)  Title of each class of securities to which transaction applies:
         (2)  Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):
         (4)  Proposed  maximum  aggregate  value of  transaction:
         (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting was paid previously. Identifying the previous filing by registration statement number, or the form or schedule and the date of its filing.
                  (1)   Amount previously paid:
                  (2)   Form, Schedule, or Registration Statement No.:
                  (3)   Filing Party:
                  (4)   Date Filed:

                              POORE BROTHERS, INC.
                           3500 SOUTH LA COMETA DRIVE
                             GOODYEAR, ARIZONA 85338

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 14, 1998

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Poore Brothers, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 14, 1998, at 3:00 p.m. local time, at the Holiday Inn at 1500 North 51st Avenue, Phoenix, Arizona 85043, for the purpose of considering and voting upon the following:

         (1) A proposal to elect directors of the Company to serve until the 1999 Annual Meeting of Shareholders or until the election and qualification of their respective successors.

         (2) Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed March 24, 1998 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed for the Annual Meeting.

                                           By Order of the Board of Directors


                                                        Eric J. Kufel
                                           President and Chief Executive Officer
Goodyear, Arizona
April 8, 1998

                                    IMPORTANT

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD BE PRESENT AT THE ANNUAL MEETING AND SHOULD REQUEST SUCH RETURN OR IF YOU SHOULD REQUEST SUCH RETURN IN THE MANNER PROVIDED FOR REVOCATION OF PROXIES ON THE INITIAL PAGES OF THE ENCLOSED PROXY STATEMENT. PROMPT RESPONSE BY OUR SHAREHOLDERS WILL REDUCE THE TIME AND EXPENSE OF SOLICITATION.

                              POORE BROTHERS, INC.
                           3500 SOUTH LA COMETA DRIVE
                             GOODYEAR, ARIZONA 85338

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD ON MAY 14, 1998

         This Proxy Statement and the accompanying proxy are furnished in connection with the solicitation by the Board of Directors of Poore Brothers, Inc. (the "Company") of proxies for the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held on Thursday, May 14, 1998, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and any adjournment or postponement thereof. This Proxy Statement, the accompanying proxy and the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997 are being first mailed to the Company's shareholders on or about April 10, 1998.

         All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the mail, officers, directors and employees of the Company may solicit the return of proxies by personal interview, mail, telephone and/or facsimile. Such persons will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. The Company will also request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such material.

         The Annual Report to Shareholders covering the Company's fiscal year ended December 31, 1997 (the "Annual Report"), including audited financial statements, is enclosed herewith. The Annual Report does not form any part of the material for the solicitation of proxies.

                              VOTING AT THE MEETING

         All shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented at the Annual Meeting by properly executed proxies will be voted in accordance with the instructions indicated thereon unless such proxies previously have been revoked. If any proxies do not contain voting instructions, the shares represented by such proxies will be voted FOR the election of the nominees for director listed. It is not anticipated that any matters other than those set forth in this Proxy Statement will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the shares represented by all properly executed proxies will be voted in accordance with the judgment of the persons named on such proxies.

         The Company encourages the personal attendance of its shareholders at the Annual Meeting, and execution of the accompanying proxy will not affect a shareholder's right to attend the Annual Meeting and to vote his or her shares in person. Any shareholder giving a proxy has the right to revoke it by: (1) delivering written notice of revocation to: Secretary, Poore Brothers, Inc., 3500 South La Cometa Drive, Goodyear, Arizona 85338, at any time before the proxy is voted; (2) by executing and delivering a later-dated proxy; or (3) by attending the Annual Meeting and voting his or her shares in person. No such notice of revocation or later-dated proxy will be effective, however, until received by the Company at or prior to the Annual Meeting. Such revocation will not affect a vote on any matter taken prior to the receipt of such revocation. Mere attendance at the Annual Meeting will not by itself revoke the proxy.

Record Date And Outstanding Shares

         The Board of Directors has fixed March 24, 1998 as the record date (the "Record Date") for the Annual Meeting. Only holders of record of the outstanding shares of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. At the close of business on March 24, 1998, 7,126,657 shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting. The Common Stock is the only class of the Company's securities entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter presented to the shareholders.

Quorum And Vote Required

         The presence, in person or by proxy, of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted ("shareholder withholding") with respect to a particular matter. Similarly, a broker may not be permitted to vote stock ("broker non-vote") held in street name on a particular matter in the absence of instructions from the beneficial owner of such stock. The shares subject to a proxy which are not being voted on a particular matter (because of either shareholder withholding or broker non-vote) will not be considered shares entitled to vote on such matter. These shares, however, may be considered present and entitled to vote on any other matters and will count for purposes of determining the presence of a quorum, unless the proxy indicates that such shares are not being voted on any matter at the Annual Meeting, in which case such shares will not be counted for purposes of determining the presence of a quorum. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve or ratify each proposal to be presented at the Annual Meeting.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         The By-laws of the Company, as amended, provide that the number of directors constituting the Board of Directors shall be determined by resolution of the Board of Directors at any meeting or by the shareholders at the Annual Meeting. The Board of Directors of the Company has set the number of directors comprising the Board of Directors at five.

         The Board of Directors has nominated five persons for election as directors of the Company at the Annual Meeting, each to serve until the 1999 annual meeting of shareholders of the Company or until his successor shall have been duly elected and qualified. All of the nominees are currently serving as Directors of the Company. Each nominee has consented to be named in this Proxy Statement and to serve if elected. If, prior to the meeting, any nominee should become unavailable to serve for any reason, the shares represented by all properly executed proxies will be voted for such alternate individual as shall be designated by the Board of Directors, unless the Board of Directors shall determine to reduce the number of directors pursuant to the By-laws of the Company.

         The table below sets forth the names and ages of the nominees for director and the year each first became a director of the Company.

                                                       Year First Became a
                    Name                  Age        Director of the Company
                    ----                  ---        -----------------------
              Mark S. Howells              44                  1995
              Eric J. Kufel                31                  1997
              Jeffrey J. Puglisi           39                  1995
              Robert C. Pearson            62                  1996
              Aaron M. Shenkman            57                  1997

         Set forth below for each person nominated to be a director is a description of all positions held by such person with the Company and the principal occupations of such person during the last five years.

         Mark S. Howells. Mr. Howells has served as Chairman of the Board of the Company since March 1995. For the period from March 1995 to August 1995, Mr. Howells also served as President and Chief Executive Officer of the Company. He has served as the Chairman of the Board of Poore Brothers Southeast, Inc. ("PB Southeast"), a subsidiary of the Company, since its inception in May 1993 and served as its President and Chief Executive Officer from May 1993 to August 1994. Since 1988, Mr. Howells has devoted a majority of his time to serving as the President and Chairman of Arizona Securities Group, Inc., a registered securities broker-dealer.

         Eric J. Kufel. Mr. Kufel has served as President, Chief Executive Officer and a Director of the Company since February 1997. From November 1995 to January 1997, Mr. Kufel was Senior Brand Manager at The Dial Corporation and was responsible for the operating results of Purex Laundry Detergent. From June 1995 to November 1995, Mr. Kufel was Senior Brand Manager for The Coca-Cola Company where he was responsible for the marketing and development of Minute Maid products. From November 1994 to June 1995, Mr. Kufel was Brand Manager for The Coca-Cola Company, and from June 1994 to November 1994, Mr. Kufel was Assistant Brand Manager for The Coca-Cola Company. From January 1993 to June 1994, Mr. Kufel was employed by The Kellogg Company in various capacities including being responsible for introducing the Healthy Choice line of cereal and executing the marketing plan for Kellogg's Frosted Flakes cereal. Mr. Kufel earned a Masters of International Management from the American Graduate School of International Management in December 1992.

         Jeffrey J. Puglisi. Mr. Puglisi has served as a Director of the Company since March 1995. From March 1996 to August 1996, Mr. Puglisi also served as Vice Chairman of the Company. For the period from August 1995 to March 1996, Mr. Puglisi served as Chief Executive Officer of the Company. For the period from March 1995 to August 1995, Mr. Puglisi served as Executive Vice President, Chief Operating Officer, Secretary and Treasurer of the Company. He also served as President, Chief Executive Officer and a Director of PB Southeast from August 1994 to August 1995. Since 1988, Mr. Puglisi has also served as the Senior Vice President of Arizona Securities Group, Inc. In addition, since August 1997 Mr. Puglisi has served as the investment manager for Puglisi Capital Partners, LP, a private investment partnership.

         Robert C. Pearson. Mr. Pearson has served as a Director of the Company since March 1996. Mr. Pearson has been Senior Vice President - Corporate Finance for Renaissance Capital Group, Inc. since April 1997. Previously, Mr. Pearson had been an independent financial and management consultant specializing in investments with emerging growth companies. He has performed services for Renaissance Capital Partners ("RCP") in connection with the Company and other RCP investments. RCP is the operating manager of Renaissance Capital Growth & Income Fund III, Inc. ("Renaissance"), the owner of a 9% Convertible Debenture due July 1, 2002 issued by the Company (a "9% Convertible Debenture"). From 1990 to 1994, Mr. Pearson served as Executive Vice President and Chief Financial Officer of Thomas Group, Inc., a publicly traded consulting firm. Prior to 1990, Mr. Pearson was Vice President - Finance of Texas Instruments, Incorporated.

         Pursuant to a Convertible Debenture Loan Agreement dated May 31, 1995 among the Company, Renaissance and Wells Fargo Small Business Investment Company, Inc. (formerly Wells Fargo Equity Capital, Inc. and hereinafter referred to as "Wells Fargo"), so long as the 9% Convertible Debentures issued by the Company have not been fully converted into shares of Common Stock or redeemed or paid by the Company, Renaissance shall be entitled to designate a nominee to the Company's Board of Directors subject to election by the Company's shareholders. Renaissance designated Mr. Pearson as a nominee to the Board of Directors.

         Aaron M. Shenkman. Mr. Shenkman has served as a Director of the Company since June 1997. Mr. Shenkman has served as the General Partner of Managed Funds LLC since October 1997. He served as the Vice Chairman of Helen of Troy Corp., a distributor of personal care products, from March 1997 to October 1997. From February 1984 to February 1997, Mr. Shenkman was the President of Helen of Troy Corp. From 1993 to 1996, Mr. Shenkman also served as a Director of Craftmade International, a distributor of ceiling fans.

Information Regarding Board of Directors and Committees

         The Board of Directors conducts its business through meetings of the Board of Directors and through its standing committees. As of the date of this Proxy Statement, two committees have been established, an Audit Committee and a Compensation Committee. The Board of Directors does not currently utilize a Nominating Committee or committee performing similar functions.

         The Audit Committee: (i) makes recommendations to the Board of Directors as to the independent accountants to be appointed by the Board of Directors; (ii) reviews with the independent accountants the scope of their examinations; (iii) receives the reports of the independent accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) reviews, either directly or indirectly or through independent accountants, the internal accounting and auditing procedures of the Company; (v) reviews related party transactions; and (vi) performs such other functions as may be assigned to it from time to time by the Board of Directors. The Audit Committee is comprised of two members of the Board of Directors, Messrs. Pearson and Howells. The Chairman of the Audit Committee is Mr. Pearson. The Audit Committee was established on October 22, 1996.

         The Compensation Committee reviews and recommends the compensation of executive officers and key employees. The Compensation Committee is comprised of two members of the Board of Directors, Messrs. Howells and Shenkman. The
Chairman of the Compensation Committee is Mr. Shenkman. The Compensation Committee was established on June 12, 1997.

         During the fiscal year ended December 31, 1997, the Board of Directors met ten times and took actions on one other occasion by unanimous written consent. There were two meetings of the Audit Committee during 1997 and no meetings of the Compensation Committee. During 1997, each director attended, during the period each was a director, at least 75% of the Board of Directors meetings and meetings of any committees on which they served.

Compensation of Directors

         In June 1997, the Company granted options to purchase 15,000 shares of the Company's Common Stock to each person who was elected to the Board of Directors at the 1997 Annual Meeting of Shareholders. Such options, which have an exercise price of $3.0625 per share, will vest on May 14, 1998 and have a term of five years. In addition, Mr. Shenkman, who was newly elected to the Board of Directors at the 1997 Annual Meeting of Shareholders, was granted an option to purchase an additional 10,000 shares of Common Stock on the same terms, except that the option became exercisable on the date of grant.

          In the future, in order to attract and retain highly competent persons as Directors and as compensation for Directors' service on the Board, the Company may, from time to time, grant additional stock options or issue shares of Common Stock to Directors.

         Directors  are  reimbursed  for  out-of-pocket   expenses  incurred  in
attending meetings of the Board of Directors and for other expenses incurred in their capacity as directors.

Election Of Nominees

         Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock, represented in person or by proxy at the Annual Meeting, is required for the election of directors. Shares will be voted for the nominees in accordance with the specifications marked on the proxies applicable thereto, and if no specification is made, will be voted "FOR" the election of the nominees.

               THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
                      VOTE "FOR" ALL NOMINEES FOR DIRECTOR.

                               EXECUTIVE OFFICERS

         The Board of Directors appoints the Company's executive officers. Certain information concerning the Company's executive officers is set forth below, except that information concerning Mr. Kufel is set forth above under "Proposal 1 -- Election of Directors."

         Thomas W. Freeze, age 46, has served as Vice President, Chief Financial Officer, Secretary and Treasurer of the Company since April 1997. From April 1994 to April 1997, Mr. Freeze served as Vice President, Finance and Administration - Retail of New England Business Service, Inc. From October 1989 to April 1994, Mr. Freeze served as Vice President, Treasurer and Secretary of New England Business Service, Inc.

         Scott D. Fullmer, age 34, has served as Vice President-Sales and Marketing of the Company since February 1997. From September 1993 to February 1997, Mr. Fullmer served in various capacities with The Dial Corporation, including Senior Brand Manager, where he was responsible for managing the sales and advertising for Dial Soap. From February 1992 to September 1993, Mr. Fullmer was Product Manager for Sara Lee Corp. From April 1989 to February 1992, Mr. Fullmer served in various capacities with Borden, Inc., including Product Manager, Snack Foods, where he was responsible for managing the merchandising of selected snack food products including potato chips. From May 1986 to April 1989, Mr. Fullmer was in sales management at Frito-Lay, Inc.

         Glen E. Flook, age 39, has served as Vice President-Manufacturing since March 1997. From January 1994 to February 1997, Mr. Flook was employed by The Dial Corporation as a Plant Manager for a manufacturing operation that generated $40 million in annual revenues. From January 1983 to January 1994, Mr. Flook served in various capacities with Frito-Lay, Inc., including Plant Manager and Production Manager.

         James M. Poore, age 51, has served as a Vice President of the Company since June 1995. Mr. Poore co-founded Poore Brothers Foods, Inc. in 1986 and served as its Vice President, Secretary, Treasurer and Director until the PB Acquisition (as hereinafter defined) in May 1995. In addition, Mr. Poore served as the Secretary and a Director of Poore Brothers Distributing, Inc., a subsidiary of the Company, from January 1990 to May 1995, and as Chairman of the Board and a Director of Poore Brothers of Texas, Inc., a subsidiary of the Company, from May 1991 to May 1995. In 1983, he co-founded Groff's of Texas, Inc., a potato chip manufacturer in Brookshire, Texas, and served as its President until January 1986.

         Wendell T. Jones, age 57, has been the Director of Sales - Arizona since February 1997. Previously, Mr. Jones was National Sales Manager of the Company from January 1996 to February 1997. From 1969 to 1996, Mr. Jones served in various capacities at Frito-Lay, Inc., including Director of Sales, Operations Manager and Manager Trade Development.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years, as applicable, to the Company's Chief Executive Officers and those other executive officers of the Company whose salary and bonuses, if any, exceeded $100,000 for the Company's fiscal year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                           Long Term
                                           Annual Compensation           Compensation
                                           -------------------           ------------
                                                                            Awards
                                                                            ------
         Name and                                          Other Annual  Stock Options    All Other
    Principal Position       Year(1)   Salary     Bonus    Compensation    Granted      Compensation
    ------------------       -------   ------     -----    ------------    -------      ------------
Eric J. Kufel                 1997     $ 99,519    ---      $ 7,381(6)      350,000          ---
  President, Chief Executive  1996       ---       ---         ---            ---            ---
  Officer and Director (2)    1995       ---       ---         ---            ---            ---
David J. Brennan              1997     $ 10,385    ---         ---            ---        $ 24,265(8)
  President, Chief Executive  1996     $ 96,154    ---      $ 4,016(6)    130,000(7)         ---
  Officer and Director (3)    1995       ---       ---         ---            ---            ---
Glen E. Flook                 1997     $ 74,904  $ 30,000      ---        105,000        $ 63,143(9)
  Vice President-             1996       ---       ---         ---            ---            ---
  Manufacturing (4)           1995       ---       ---         ---            ---            ---
Jeffrey H. Strasberg          1997     $ 42,558  $ 20,000   $ 1,108(6)        ---        $ 38,522(11)
  Vice President, Chief       1996     $100,750    ---      $ 2,550(6)        ---            ---
  Financial Officer,          1995     $ 38,675    ---         ---         83,333(10)         ---
  Secretary and Treasurer(5)

----------------
(1)  The Company was incorporated in February 1995.
(2) Mr. Kufel has served as President, Chief Executive Officer and a Director of the Company since February 1997.
(3) Mr. Brennan served as the Company's President and Chief Executive Officer from March 1996 to February 1997. He also served as a Director of the Company from March 1996 to June 1997.
(4) Mr. Flook has served as the Company's Vice President-Manufacturing since March 1997.
(5) Mr. Strasberg served as Vice President, Chief Financial Officer, Secretary and Treasurer from July 1995 to April 1997.
(6) Represents the value of company vehicles provided to Mr. Kufel and Mr. Brennan for their exclusive use and a car allowance provided to Mr. Strasberg.
(7) Excludes options to purchase 200,000 shares of Common Stock that were granted to Mr. Brennan in 1996 and were canceled in February 1997 in connection with his resignation as President and Chief Executive Officer of the Company.
(8) Represents consulting payments made to Mr. Brennan in connection with his resignation as President and Chief Executive Officer of the Company.
(9) Represents payments made to, and expenses paid on behalf of, Mr. Flook in connection with his relocation to Arizona upon obtaining employment with the Company.
(10) Excludes options to purchase 41,667 shares of Common Stock that were granted to Mr. Strasberg in 1995 and were cancelled in March 1997 in connection with his resignation as Vice President, Chief Financial Officer, Secretary and Treasurer of the Company.
(11) Represents severance payments made to Mr. Strasberg in connection with his resignation.

         The following table sets forth information concerning stock options granted during the fiscal year ended December 31, 1997 for the individuals shown in the Summary Compensation Table. No stock appreciation rights ("SARs") were granted in connection with any such stock options during the fiscal year ended December 31, 1997. Messrs. Brennan and Strasberg were not granted stock options during the fiscal year ended December 31, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)

                 Number of Shares of Common   Percent of Total Options    Exercise
                 Stock Underlying Options     Granted to Employees in    Price per
    Name                  Granted                 Fiscal Year (1)          Share        Expiration Date
    ----                  -------                 ---------------          -----        ---------------
Eric J. Kufel             300,000                       38%               $3.5625      January 24, 2002
                           50,000                        6%               $2.6250         June 27, 2002
Glen E. Flook              75,000                       10%               $3.9375     February 14, 2002
                           30,000                        4%               $2.6250         June 27, 2002

--------------------------------
(1) For purposes of calculating these percentages, stock options to purchase an aggregate of 85,000 shares of Common Stock granted to non-employee Directors during fiscal 1997 were excluded from Total Options Granted to Employees in Fiscal Year.

         The following table sets forth information concerning the number and value of unexercised stock options at December 31, 1997 held by the individuals shown in the Summary Compensation Table. None of such persons held any SARs at December 31, 1997 or exercised any SARs during 1997.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

                                                   Number of Shares of
                          Number of  Aggregate   Common Stock Underlying    Value of Unexercised In-the-
                           Shares      Value      Unexercised Options at           Money Options at
                          Received   Realized       December 31, 1997          December 31, 1997 (3)
                            Upon       Upon         -----------------          ---------------------
      Name                Exercise   Exercise  Exercisable   Unexercisable  Exercisable    Unexercisable
      ----                --------   --------  -----------   -------------  -----------    -------------
Eric J. Kufel                ---       ---         ---          350,000         ---             ---
David J. Brennan (1)         ---       ---       130,000          ---           ---             ---
Glen E. Flook                ---       ---         ---          105,000         ---             ---
Jeffrey H. Strasberg (2)   25,000   $ 46,078      58,333          ---           ---             ---

------------------------
(1) Excludes options to purchase 200,000 shares of Common Stock that were canceled in February 1997 in connection with Mr. Brennan's resignation as President and Chief Executive Officer of the Company.
(2) Excludes options to purchase 41,667 shares of Common Stock that were canceled in March 1997 in connection with Mr. Strasberg's resignation as Vice President, Chief Financial Officer, Secretary and Treasurer of the Company.
(3) Value is the difference between the market value of the Company's Common Stock on December 31, 1997, which was $1.00 per share (based upon the last sales price of the Common Stock on the NASDAQ SmallCap Market), and the exercise price.

Employment Agreements

         Mr. Eric J. Kufel was appointed as President and Chief Executive Officer and elected to the Board of Directors of the Company effective February 3, 1997. Mr. Kufel is employed under an "at will" employment agreement which provides for a base salary of $115,000 per year, use of a Company vehicle and participation in Company bonus plans, the terms of which are yet to be determined. Mr. Kufel's salary is subject to increases at the discretion of the Company's Board of Directors. Pursuant to his employment agreement, on January 24, 1997 Mr. Kufel was granted options to purchase 300,000 shares of Common Stock at a price of $3.5625 per share. The options vest over a three-year period and expire five years from the date of grant. Mr. Kufel's employment agreement contains a non-compete covenant.

         Mr. Glen E. Flook has served as Vice President-Manufacturing since March 3, 1997. Mr. Flook is employed under an "at will" employment agreement that provides for a base salary of $95,000 per year and for participation in Company bonus plans, the terms of which are yet to be determined. Mr. Flook's salary is subject to increases at the discretion of the Company's Board of Directors. Pursuant to his employment agreement, on February 14, 1997 Mr. Flook was granted options to purchase 75,000 shares of Common Stock at a price of $3.9375 per share. The options vest over a three-year period and expire five years from the date of grant. In addition, the Company made payments to and paid expenses on behalf of Mr. Flook in an aggregate amount of $63,143 for expenses incurred by him in connection with his relocation to Arizona upon the commencement of his employment with the Company. Mr. Flook's employment agreement contains a non-compete covenant.

         In addition to Mr. Kufel and Mr. Flook, certain other executive officers of the Company have entered into employment agreements with the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In connection with the acquisition by the Company of its operating subsidiaries on May 31, 1995 (the "PB Acquisition"), the Company issued 423,137 and 403,138 shares of Common Stock to Messrs. Howells and Puglisi (Directors of the Company), respectively, in exchange for shares of capital stock of PB Southeast owned by such persons.

         In connection with the PB Acquisition, the Company issued an aggregate of 300,000 shares of its Common Stock to James Poore, an executive officer of the Company, and two members of his immediate family, Donald Poore and Amelia Poore (collectively, the "Poores"). Through May 31, 1998, the Company has the right to repurchase all of these shares at any time for $500,000 ($1.67 per share). Additionally, in connection with the PB Acquisition, the Company issued to the Poores a Promissory Note due May 31, 2000 in the principal amount of $500,000, which was repaid by the Company on February 28, 1997. The Promissory Note accrued interest at a rate equal to the prime rate of Bank One, Arizona N.A. plus 1-3/4% per annum. The remaining $3,228,061 of the acquisition price for the PB Acquisition was paid by the Company in cash.

         To finance the PB Acquisition, in May 1995 the Company issued an aggregate of $2,700,000 of the 9% Convertible Debentures to Renaissance and Wells Fargo. The initial public offering (the "IPO") of the Company's Common Stock was consummated in December 1996. In connection with the IPO, Renaissance and Wells Fargo converted a total of $400,409 of the principal amount of the 9% Convertible Debentures into 367,348 shares of Common Stock (at a conversion rate of $1.09 per share), and sold such shares of Common Stock in connection with the IPO. The remaining principal amount of the outstanding 9% Convertible Debentures is convertible into an aggregate of 2,109,717 shares of Common Stock. Also in connection with the PB Acquisition, in May 1995 the Company sold 1,663,723 shares of its Common Stock through a private placement for aggregate consideration of $1,799,982 (approximately $1.08 per share). Arizona Securities Group, Inc., of which Mark S. Howells and Jeffrey J. Puglisi are principals, acted as the placement agent for these transactions and received $120,000 in sales commissions and $22,000 as reimbursement of expenses in connection with the private placement.

         In March 1996, the Company engaged in a private placement pursuant to which it issued 750,000 shares of Common Stock to a group of investors for aggregate consideration of $937,500 ($1.25 per share). Arizona Securities Group, Inc. acted as the placement agent and received $46,875 in sales commissions in connection with the private placement.

         From February 1997 to October 1997, a construction company owned by Matthew Howells, a brother of Mark S. Howells, provided construction management services to the Company in connection with the Company's new Arizona manufacturing facility. The Company paid $67,600 for these services.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table set forth in "Executive Compensation" above, and (iv) all executive officers and directors of the Company as a group, as of the Record Date.

                                                     Amount and Nature of
                                                   Beneficial Ownership of     Percent of Shares of Common
         Name and Address of Beneficial Owner         Common Stock (1)         Stock Beneficially Owned (2)
         ------------------------------------      -----------------------     ----------------------------
Mark S. Howells....................................        768,137 (3)                    10.2%
   2390 E. Camelback Road
   Suite 203
   Phoenix, AZ 85016
Eric J. Kufel......................................        105,000 (4)                     1.5
   3500 S. La Cometa Drive
   Goodyear, AZ 85338
Jeffrey J. Puglisi.................................        825,001 (5)                    11.0
   2390 E. Camelback Road
   Suite 203
   Phoenix, AZ 85016
Robert C. Pearson..................................         15,000 (6)                     0.2
   8080 North Central Expressway
   Suite 210/LB59
   Dallas, TX 75206
Aaron M. Shenkman..................................         35,000 (7)                     0.5
   716 Gary Lane
   El Paso, TX 79922
Glen E. Flook......................................         26,000 (8)                     0.4
   3500 S. La Cometa Drive
   Goodyear, AZ 85338
David J. Brennan...................................        257,760 (9)                     3.6
   3121 E. Washington Street
   Phoenix, AZ 85034
Jeffrey H. Strasberg...............................          9,633                         0.1
   13260 N. 82nd Place
   Scottsdale, AZ 85260
Renaissance Capital Growth & Income Fund III, Inc..      1,640,891 (10)                   18.7
   8080 North Central Expressway
   Suite 210/LB59
   Dallas, TX 75206
Wells Fargo Small Business Investment Company, Inc.        469,826 (10)                    6.2
   One Montgomery Street
   West Tower, Suite 2530
   San Francisco, CA 94104
All executive officers and directors as
a group (12 persons) (11)..........................      2,263,198 (12)                   27.3

-----------------------
(1) Unless otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares reported.
(2) Shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person shown in the table. On the Record Date, the date as of which these percentages are calculated, there were 7,126,657 shares of Common Stock issued and outstanding.

(3) Excludes 40,000 shares of Common Stock held of record by trusts with Jeannie L. Howells, the former wife of Mr. Howells, for the benefit of Mr. Howells' children. Includes 400,000 shares of Common Stock issuable upon the exercise of stock options (385,000 of which were granted outside of the 1995 Poore Brothers, Inc. Stock Option Plan, the "Stock Option Plan") by Mr. Howells that are exercisable within 60 days.
(4) Includes 100,000 shares of Common Stock issuable upon the exercise of stock options by Mr. Kufel that are exercisable within 60 days. Excludes 340,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days.
(5) Includes 400,000 shares of Common Stock issuable upon the exercise of stock options (385,000 of which were granted outside of the Stock Option Plan) by Mr. Puglisi that are exercisable within 60 days.
(6) Includes 15,000 shares of Common Stock issuable upon the exercise of stock options by Mr. Pearson that are exercisable within 60 days.
(7) Includes 25,000 shares of Common Stock issuable upon the exercise of stock options by Mr. Shenkman that are exercisable within 60 days.
(8) Includes 25,000 shares of Common Stock issuable upon the exercise of stock options by Mr. Flook that are exercisable within 60 days. Excludes 135,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days.
(9) Includes 130,000 shares of Common Stock issuable upon the exercise of stock options by Mr. Brennan that are exercisable within 60 days.
(10) Reflects shares of Common Stock that would be issued upon the conversion of the 9% Convertible Debentures, assuming that such conversion was effected at the conversion price, except that 1,000 shares of Common Stock beneficially owned by Wells Fargo are held by Wells Fargo Bank, N.A., an affiliate of Wells Fargo. Russell Cleveland exercises control over the 9% Convertible Debenture owned by Renaissance. Richard K. Green is the designated representative of Wells Fargo and, as such, exercises control over the 9% Convertible Debenture held by Wells Fargo.
(11) Includes two persons, David J. Brennan and Jeffrey H. Strasberg, who are listed in the Summary Compensation Table set forth in "Executive Compensation" but whose employment with the Company has terminated.
(12) Includes (i) 1,162,667 shares of Common Stock which are issuable upon the exercise of stock options that are exercisable within 60 days (392,667 of which were granted pursuant to the Stock Option Plan and 770,000 of which were granted outside of the Stock Option Plan). Excludes 806,933 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days.

                             INDEPENDENT ACCOUNTANTS

         Representatives of Arthur Andersen LLP, the Company's independent auditors, are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire. In addition, such representatives are expected to be available to respond to appropriate questions from those attending the Annual Meeting.

         On December 30, 1997, the Audit Committee of the Company's Board of Directors voted unanimously to elect Arthur Andersen LLP as the Company's independent auditors and to dismiss Coopers & Lybrand L.L.P., such appointment and dismissal to be effective December 30, 1997. The reports prepared by Coopers & Lybrand L.L.P. on the financial statements for the fiscal years ended December 31, 1995 and 1996 did not contain an adverse opinion or disclaimer of opinion, nor was the report modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 1995 and

1996 and the interim period from January 1, 1997 through December 30, 1997, there were no disagreements between the Company and Coopers & Lybrand L.L.P. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Coopers & Lybrand L.L.P. would have caused it to make a reference to the subject matter of the disagreement in connection with its report. In November 1997, Coopers & Lybrand L.L.P. advised the Company of the need to expand the scope of their upcoming audit, as required by professional standards, to address the ability of the Company to continue as a going concern. Due to the dismissal, no such procedures were performed, nor did Coopers & Lybrand L.L.P make any determination.

         During the fiscal years ended December 31, 1995 and 1996 and the interim period from January 1, 1997 through December 30, 1997, the Company did not consult with Arthur Andersen LLP regarding the application of accounting principles to a specific completed or contemplated transaction nor the type of audit opinion that might be rendered on the Company's financial statements.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Paragraph Section 16(a) of the Exchange Act requires the Company's directors, executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by Commission regulation to furnish the Company with copies of all
Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Aaron M. Shenkman, a Director of the Company, did not file in a timely manner a report of change in beneficial ownership relating to his purchase (in two separate transactions), in June 1997, of an aggregate of 10,000 shares of Common Stock.

                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Shareholders may submit proposals on matters appropriate for shareholder action at the Company's annual meetings, consistent with regulations adopted by the Securities and Exchange Commission. Proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders should be submitted by certified mail, return receipt requested, and must be received by the Company at its principal executive offices on or before December 31, 1998, to be eligible for inclusion in the Company's proxy statement relating to that meeting. Proposals should be directed to the attention of Thomas W. Freeze, Poore Brothers, Inc., 3500 South La Cometa Drive, Goodyear, Arizona 85338.

                                  ANNUAL REPORT

         A copy of the Company's Annual Report, which includes a copy of Form 10-KSB for the fiscal year ended December 31, 1997, accompanies this Proxy Statement. The Company will provide copies of any exhibits to the Form 10-KSB to each shareholder of record as of the Record Date, upon request of such person and such person's payment of the Company's reasonable expenses of furnishing such exhibit.

                                 OTHER BUSINESS

         The Board of Directors does not know of any business to be brought before the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if any other matters are properly presented for action, it is the intention of each person named in the accompanying proxy to vote said proxy in accordance with his judgment on such matters.

         The Company's principal executive offices are located at 3500 South La Cometa Drive, Goodyear, Arizona 85338, and the Company's telephone number is
(602) 932-6200.

                                           By Order of the Board of Directors


                                                       Eric J. Kufel
                                           President and Chief Executive Officer

Goodyear, Arizona
April 8, 1998


         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND DESIRE THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

8888                          POORE BROTHERS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Eric J. Kufel and Thomas W. Freeze, and each of them, with full power of substitution, as proxies of the undersigned to vote all shares of common stock, par value $.01 per share, of Poore Brothers, Inc. (the "Company") held of record by the undersigned on March 24, 1998, at an Annual Meeting of Shareholders of the Company to be held on May 14, 1998 or any adjournments or postponements thereof ( the "Annual Meeting"), on the matters set forth on the reverse side of this Proxy, and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting. This proxy revokes all prior proxies given by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR approval of Proposal 1.

Receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement, dated April 8, 1998 is hereby acknowledged.

                          (CONTINUED ON REVERSE SIDE)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                              POORE BROTHERS, INC.

                                  May 14, 1998







             \/ Please Detach and Mail in the Envelope Provided \/

                          _                                           |
A [X] Please mark your   |                                            |___
      votes as in this
      example

                    FOR             WITHHELD all
               all nominees           nominees
              listed at right      listed at right     NOMINEES: Mark S. Howells
1. ELECTION                                                                               2.   TO  CONSIDER  AND ACT UPON SUCH OTHER
   OF               [  ]                [  ]                     Eric J. Kufel                 BUSINESS AS MAY PROPERLY  COME BEFORE
   DIRECTORS                                                                                   THE ANNUAL MEETING OR ANY ADJOURNMENT
                                                                 Jefferey J. Puglisi           OR POSTPONEMENT THEREOF.

                                                                 Robert C. Pearson

FOR, except vote withheld from the following nominee(s):         Aaron M. Shenkman        THIS PROXY IS  SOLICITED  ON BEHALF OF THE
                                                                                          BOARD OF DIRECTORS.
----------------------------------------------------------
                                                                                          THE BOARD OF  DIRECTORS  RECOMMENDS A VOTE
                                                                                          FOR PROPOSAL 1.

                                                                                          PLEASE MARK BOXES IN BLUE OR BLACK INK.

                                                                                          YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN,
                                                                                          DATE AND MAIL  THIS  PROXY  CARD  PROMPTLY
                                                                                          USING THE ENCLOSED ENVELOPE.

                                                                               (By)                        (Date)             , 1998
----------------------------------------  ------------------------------------     -----------------------       -------------
NAME (PLEASE PRINT)                       NAME OF CORPORATION (IF APPLICABLE)    SIGNATURE

Note:    Please sign exectly as name appears on stock  certificate.  When shares are held by joint tenants,  both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other  authorized  officer.  If a partner,  please sign in partnership  name by authorized person.